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                                                                 EXHIBIT e(2)(b)

                                 AMENDMENT NO. 1
                          TO FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM ADVISOR FUNDS
                                (CLASS B SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

        The first Amended and Restated Master Distribution Agreement (the Agreement"), dated December 31, 2000, by and between AIM Advisor Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                        TO THE FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS

CLASS B SHARES

AIM International Value Fund

AIM Real Estate Fund"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  September 10, 2001
                                                 AIM ADVISOR FUNDS


Attest:  /s/ P. MICHELLE GRACE                   By:   /s/ ROBERT H. GRAHAM
         ------------------------------                -------------------------
         Assistant Secretary                           President

                                                 A I M DISTRIBUTORS, INC.


Attest:  /s/ P. MICHELLE GRACE                   By:   /s/ MICHAEL J. CEMO
         ------------------------------                -------------------------
         Assistant Secretary                           President